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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): June 22, 2006

                         INTERVEST MORTGAGE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            New York                                           13-3415815
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(State or other jurisdiction  (Commission File Number)       (IRS Employer
      of incorporation)                                  Identification Number)



   One Rockefeller Plaza, Suite 400 New York, New York            10020-2002
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        (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's Telephone Number Including Area Code:  (212) 218-2800
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Check  the  appropriate  box  below  if  the  Form  8-K  filing  is  intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 22, 2006, the Board of Directors of Intervest Mortgage Corporation approved an increase in the base salary of Mr. Stephen A. Helman, Vice President and Secretary, to $230,000 per annum, effective as of July 1, 2006. The Board of Directors also approved an employment agreement between Intervest Mortgage Corporation and Mr. Helman.

     On June 22, 2006, the Board of Directors of Intervest Mortgage Corporation's parent company, Intervest Bancshares Corporation, approved an increase in the base salary of Mr. Lowell S. Dansker, Vice Chairman, President and Treasurer, to $400,000 per annum, effective as of July 1, 2006. Of this amount, a total of $200,000 per annum will be paid by Intervest Mortgage Corporation.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     Exhibit No.    Description

        10.1 Employment Agreement between Intervest Mortgage Corporation and Stephen A. Helman dated as of June 26, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     INTERVEST MORTGAGE CORPORATION

Date:  June 28, 2006                 By: /s/ Lowell S. Dansker
                                     ----------------------------------
                                     LOWELL PLACES. DANSKER, PRESIDENT
                                     (Principal Executive and Financial Officer)


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                                INDEX TO EXHIBITS

Exhibit No.      Description
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    10.1       Employment  Agreement  between Intervest Mortgage Corporation and
               Stephen A. Helman dated as of June 26, 2006.